TO THE ADMINISTRATIVE COURT OF CAPITAL CITY

07, August 2008

Filing a claim

Plaintiff: Mongolia Energy Limited, a company incorporated under laws of British Virgin Island (address: Unit C & B, 8th Floor, Sincere Insurance Building, 4 Hennessey Road, Hong Kong, the PRChina)
Tel: 852-25289298

Authorized agent: Enkhtur Demberelsuren /family name 'Borjigon Aduun'/, an attorney of 'Lehman, Lee Xu Mongolia' LLC, located at Marco Polo Place, Building 5/3, Suite 3-1 to 3-7, Jamiyan Gunii Street, Ulaanbaatar, Mongolia.
Tel: 99840584, 327810

Defendant: 1. The Foreign investment and Foreign trade agency
Address: State property building 11, Sambuugyn street 11, Chingeltei district, Ulaanbaatar, Mongolia
Tel: 326040, 320871, 321438, 320793
2. The State registration office, in jurisdiction of the General department of National taxation.
Address: the office 1 of 'Mongolia Insurance' LLC, Constitutional street 3, Sukhbaatar district, 5 khoroo, Ulaanbaatar, Mongolia.
Tel: 1983, 324398, 324342

The plaintiff 'Mongolia Energy Limited', a company incorporated under laws of British Virgin Island, /'Plaintiff'/ concluded an agreement on transferring the title of the company with Lin Donghong, a citizen of the PRChina on 12th September 2008, and became 100% investor or the solely shareholder of 'Tooroibandi' LLC, registering with the Foreign investment and Foreign trade agency and the State registration office, in jurisdiction of the General department of National taxation. However, B.Ganzorig, the chairman of Foreign trade agency and the State registration office severely breached the rights of the plaintiff, making decision on transfer of 20.53% of total assets in 'Tooroibandi' LLC to the ownership of 'Xinjiang Ridong' company, a legal entity of the PRChina, by the order no.A-2783 according to illegal documents within the signature of unauthorized entity such as decision, agreement, and charter on 9th June 2008. Furthermore, the State registration office, in jurisdiction of the General department of National taxation registered 'Xinjiang Ridong' company of the PRChina as the shareholder with the state registration, on the basis of abovementioned illegal documents and the order of the chairman of Foreign trade agency and the State registration office.

Demand of the claim

For the grounds that the abovementioned decision of the chairman of Foreign trade agency and the State registration office and the State registration office, in jurisdiction of the General department of National taxation has breached the ownership right of the plaintiff, the Law on Company, the Law on State registration of legal entity, and Civil code, we demand following actions:

1. To define as illegal and annul the decision and administrative acts by said organizations /the order no.A-2783 of the chairman of Foreign trade agency and the State registration office on 9th June 2008 and the decision of the State registration office, in jurisdiction of the General department of National taxation /
2. To make decision to register the plaintiff as 100% shareholder of 'Tooroibandi' LLC with state registration by the defendants

Enclosure:

1. Enclosed the Power of attorney by the plaintiff.

LLX Mongolia TRANSLATION BUREAU

AUTHORIZED AGENT: ....../ signature /......D.ENKHTUR